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                           CHANGE OF CONTROL AGREEMENT

         This is an Agreement (the "AGREEMENT") made by and between UNB Corp. ("Company") and Scott E. Dodds ("EXECUTIVE").

                                    RECITALS

1) COMPANY is a bank holding company whose principal subsidiary is engaged in the business of banking and businesses incidental thereto.

2) EXECUTIVE possesses unique skills, knowledge and experience relating to the business of the COMPANY.

3) COMPANY desires to recognize the past and future services of EXECUTIVE, and, in that connection, EXECUTIVE desires to be assured that, in the event of a change in the control of COMPANY, EXECUTIVE will be provided with an adequate severance payment for termination without cause or as compensation for Executive's Severance because of a material change in his duties and functions.

4) COMPANY desires to be assured of the objectivity of EXECUTIVE in evaluating a potential change of control and advising whether or not a potential change of control is in the best interest of the COMPANY and its shareholders.

5) COMPANY desires to induce EXECUTIVE to remain in the employ of the COMPANY (as hereinafter defined) following a change of control to provide for continuity of management.

       NOW, THEREFORE, in consideration of the premises and of their mutual covenants expressed in this AGREEMENT, the parties hereto make the following agreement, intending to be legally bound thereby:

SECTION 1 - DEFINITIONS.

A. EXCHANGE ACT - "Exchange Act" means The Securities Exchange Act of 1934.

B. CHANGE IN CONTROL - "Change in Control" shall result if:

       1. Any person or group (as such terms are used on connection with Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or


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       2.     Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or

       3. During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors. Solely for purposes of this subparagraph, any new director during such period shall be presumed to have been serving at the beginning of such period if: (i) such new director's nomination for election or appointment was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of such period, or (ii) such new director was serving as a director of United National Bank & Trust Co. at the beginning of such period.

       Notwithstanding the foregoing, no Trust Department or designated fiduciary or other trustee of such Trust Department of the Company or a subsidiary of the Company, or other similar fiduciary capacity of the Company with direct voting control of the stock shall be included or considered. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Corporation or any of its subsidiaries, and no Trustee of any such plan in its capacity as such Trustee, shall be included or considered.

C. CODE - "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

D. COMPANY - "Company" shall include the United National Bank & Trust Co. and any members of its Affiliated Group, over which Executive has managerial control, as that term is defined in Section 1504 of the Code, and shall include any predecessor corporations of the Company and its Affiliated Group.

E.     BOARD - "Board" shall mean the Board of Directors of the Company.

SECTION 2 - TERM OF AGREEMENT.

A. This Agreement shall be effective from the date of this Agreement until the Agreement Termination Date, which is the earliest of:

       1.     The date this Agreement is mutually rescinded;




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       2.     The date prior to a Change in Control on which the Executive's employment with the Company is terminated by death, retirement, disability, resignation, or dismissal for any reason;

       3. The date Executive is terminated for Good Cause (as hereinafter defined in Section 2(C) after a Change in Control;

       4.     The date which is two (2) years after a Change in Control.

       5. The date which the Company, the United National Bank & Trust Co., or any other member of its Affiliated Group, and over which Executive has managerial control, which is a depository institution which is insured by an agency of any state or the United States Federal Government:

              a.  becomes insolvent; or

              b.  has appointed any conservator or receiver; or

              c. is determined by an appropriate federal banking agency to be in a troubled condition, as defined in the applicable law and regulations governing the appropriate federal banking agency; or

              d. is assigned a composite rating of 4 or 5 by the appropriate federal banking agency or is informed in writing by the Federal Deposit Insurance Corporation that it is rated a 4 or 5 under the Uniform Financial Institution's Rating System of the Federal Financial Institutions Examination Council; or

              e. has initiated against it by the Federal Deposit Insurance Corporation a proceeding to terminate or suspend deposit insurance; or

              f. reasonably determines in good faith and with due care that the payments called for under this Agreement, or other obligations and promises assumed and made under this Agreement have become proscribed under applicable law or regulations. Provided, however, if such law or regulations apply prospectively only, or for some other reason do not apply to this Agreement, then this Agreement shall not be deemed by Company to be proscribed under this Subsection (f).

B. This Agreement shall not change, alter or amend any rights which either Company or Executive may have in respect of the termination of the employment of Executive by Company prior to a Change in Control. Nothing contained in this Agreement shall be construed to create any additional right or obligation of

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       Executive to be employed by Company. If the employment of Executive by
       Company is terminated by Company or by Executive, for any reason whatsoever, prior to a Change in Control, Executive and Company shall have only such rights and obligations in respect of such termination as either of them would have had if this Agreement had not been effected.

C. For purposes of this Agreement, the employment of Executive by Company shall be deemed to have been terminated for good cause only if such employment is terminated by Company by reason of Executive's dishonest conduct materially detrimental to Company, conviction of a felony, or willful or material violation of any of the obligations imposed upon Executive under this Agreement.

SECTION 3 - REDUCTION IN COMPENSATION PROSCRIBED AFTER A CHANGE IN CONTROL.

During the term of this Agreement as defined by Section 2 and after the date of a Change in Control, Executive shall receive as compensation, while still employed by Company, a salary at a rate no less than that in effect as of the Change in Control, and shall, in addition, be entitled to receive a bonus equal to at least the average of the last three years bonuses paid. In addition, during such period, the Company shall pay and provide for Executive at no cost to Executive, all of his then-current fringe benefits, including but not limited to health, disability, dental, life insurance, club memberships, etc., all of which shall be at levels and amounts no less favorable than levels and amounts in effect as of the Change in Control.

SECTION 4 - PAYMENT UPON TERMINATION OF EMPLOYMENT AFTER A CHANGE IN CONTROL.

A. If during the term of this Agreement as defined by Section 2 and after the date of a Change in Control, Executive is discharged without good cause or Executive resigns because he has: (i) been demoted, (ii) had his compensation materially reduced, (iii) had his principal place of employment transferred away from Stark County or a county contiguous thereto, or (iv) had his job title, status or responsibility materially reduced, then the Company shall make the payments to Executive set forth in subsection D of this Section 4.

B. If Executive voluntarily terminates employment not earlier than six (6) months and not later than nine (9) months following a Change in Control, then the Company shall make the payments to Executive set forth in subsection D of this Section 4.

C. If Executive is discharged by Company other than for good cause and there is a Change of Control within two years of the discharge, then the Company shall make the payments to Executive set forth in subsection D of this Section 4.



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D.     In the event of the termination of the Executive's employment as described in Subsections A, B, or C above, Executive shall be entitled to receive either: (i) a lump sum cash payment equal to two (2) years of Compensation (as defined in Subsection E below), or upon Executive's election, (ii) two (2) years of Compensation payable in equal monthly payments, in cash, without interest. For such election to be effective, it must be made in writing and delivered to the Company in accordance with Section 10, prior to the Change in Control. The lump sum cash payment or the first monthly cash payment, as the case may be, shall be paid at the end of the first month commencing after the Executive's termination of employment in the case of a benefit entitlement under Subsection A, B or C above, and in the event of the election by Executive to receive monthly payments, shall continue each consecutive month thereafter until 24 payments have been made. If Executive's employment is terminated as described in Subsection A or Subsection B above, then in addition to the above cash payment(s), Company shall continue at no cost to Executive for the term of the Benefit Period as defined below, Executive's coverage in Company's health, disability, dental, life insurance, and club memberships at the same levels that had been provided immediately prior to his termination of employment. The Benefit Period shall commence on the date of termination of the Executive's employment and shall end on the earlier of:

       1. The last day of the 24th consecutive whole month thereafter, or

       2. The termination date of this Agreement as defined in Section 2(A).

       In the event Executive dies after benefits have commenced but before the end of the benefit period, then the remaining payments shall be paid to the person or persons as stated in the last designation of beneficiary concerning this Agreement signed by Executive and filed with the Company, and if not, then to the personal representative of Executive.

E. As used herein, "Compensation" shall mean the sum of employee base salary plus any bonuses for the last whole calendar year preceding Executive's termination of employment. Compensation shall not include any amount, other than base salary and bonuses, included in Executive's taxable compensation for federal income tax purposes and reported to Executive and Internal Revenue Service ("IRS") such as the reporting of previously deferred compensation or gain realized upon exercise of any nonqualified stock options. In the event the payments required under this Agreement together with the other benefits provided for hereunder would be deemed by the IRS to result in an "Excess Parachute Payment," as that term is defined in Section 280G of the Code, then the amount of the lump sum payment shall be reduced, or in the event of the election by the Executive to receive monthly payments, the monthly cash payments shall be reduced, to the highest amount which will not result in the total of all benefits provided for hereunder being

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       deemed by the IRS to result in a "Excess Parachute Payment," as that term is defined in Section 280G of the Code, rounded down to the nearest even $10 multiple.

SECTION 5 - QUALIFIED AND NONQUALIFIED RETIREMENT PENSION PLANS.

A. Nothing in this Agreement, including this Section 5, shall reduce any benefits from nonqualified retirement plans maintained by Company to which Executive is otherwise entitled without regard to this Agreement. The Company shall take such actions as necessary in order to amend any and all nonqualified retirement plans of the Company, or of any of its subsidiaries, in order to provide for the inclusion of payments made to Executive under the terms of this Agreement within the definition of compensation for all such plans and to provide for the inclusion of the Benefit Period within the computation of any and all years of service and/or age requirements for the computation of the amount of, or vesting of, benefits under the Company's nonqualified retirement plans.

B. In addition, Executive shall receive additional compensation in an amount equal to one-hundred and fifty percent (150%) of the difference between the lump-sum value of benefits provided under the United National Bank & Trust Company Pension Plan and Trust ("Pension Plan"), as of the date of termination of employment, and the lump-sum value of the benefits that would have been provided if the Pension Plan provided for the inclusion of payments made to Executive under the terms of this Agreement (excluding additional compensation described in this Subsection B) within the definition of compensation for the Pension Plan and provided for the inclusion of the Benefit Period within the computation of the lump-sum value of benefits provided under the Pension Plan.

C. The lump-sum value of benefits provided under the Pension Plan described in Subsection B will be calculated by the Pension Plan's actuary, as if the lump-sum amount is payable as of the date of the Executive's termination of employment.

D. The additional compensation described in Subsection B will be paid in a lump-sum within 10 days of the Executive's termination of employment. The additional compensation received will not increase or decrease any other benefits payable under this Agreement or any other nonqualified retirement benefit.

SECTION 6 - PROVISION FOR OUT PLACEMENT SERVICES.

In the event of the termination of employment of Executive pursuant to Section 4 of this Agreement, Executive shall be entitled to one year of Out placement services following termination of employment. Such services shall include employment counseling, resume services, executive placement services and similar services generally provided

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to executives by professional executive Out placement services providers. All costs of such Out placement services shall be paid for by the Company.

SECTION 7 - ARBITRATION.

The parties hereto agree to arbitrate any issue, misunderstanding, disagreement or dispute in connection with the terms in effect in this Agreement in accordance with the Rules of the American Arbitration Association, before one arbitrator mutually agreeable to the parties hereto. If after two weeks, Executive determines that Company and Executive have been unable to agree upon one arbitrator, then Executive may appoint one arbitrator and require Company to appoint a second arbitrator. Whereupon, the two appointed arbitrators shall appoint a third arbitrator mutually agreeable to them. The arbitration shall occur in Canton, Ohio, or such other place as mutually agreed upon. Any and all costs associated with Executive's enforcement of the provisions of this Agreement through arbitration as provided herein shall be borne by the Company. The Company shall bear such expenses regardless of the nature of the dispute or the outcome of such dispute. Such costs include, but are not limited to, attorneys' fees, arbitration fees and costs, and expenses of settlement.

SECTION 8 - RIGHT TO OTHER BENEFITS.

Nothing in this Agreement shall abridge, eliminate, or cause Executive to lose Executive's right or entitlement to any other Company benefit to which Executive may be entitled due to his status as an employee under any plan or policy of Company on such terms and conditions as are required of any employee under any plan or policy of Company. Further, nothing in this Agreement shall create in Executive any greater rights or entitlements, except as specified in this Agreement. The plans and policies referred to in this Section 8 include, but are not limited to, life insurance plans, dental, disability, or health insurance benefits, severance policies, club memberships, and accrued vacation pay.

SECTION 9 - PROTECTION OF BUSINESS.

Notwithstanding anything to the contrary contained elsewhere in this Agreement:

A. Executive will not at any time (during or after employment with Company) divulge, disclose, reveal or communicate to any person, firm, corporation, partnership, joint venture or other entity, directly or indirectly, any trade secrets or other information which Executive may have obtained during the course of his employment by Company in respect of any matters affecting or relating to the banking business of Company including, without limitation, any of its plans, policies, business practices, finances, methods of operation or other information known to Executive to be historically considered by Company to be confidential information.

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B.     In addition to any action for damages, the restrictions imposed upon
       Executive under this Section 9 may be enforced by the Company by an action for an injunction and it is hereby agreed that (in view of the general practical difficulty of determining by computation or legal proof the exact amount of damages, if any, resulting to Company from a violation by Executive of the provisions of this Section 9) there would be no adequate remedy at law for any breach by Executive of any such restriction.

C. The obligations imposed upon Executive by this Section 9 shall survive the termination of this Agreement pursuant to Section 2 hereof.

SECTION 10 - NOTICES AND PAYMENTS.

All payments required or permitted to be made under the provisions of this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement to Company or to Executive, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail, addressed as follows:

A.     If to Company:

       UNB Corp.
       c/o United National Bank & Trust Co.
       220 Market Avenue South
       P. O. Box 24190
       Canton, OH 44701

B.     If to Executive:

       Scott E. Dodds
       c/o United National Bank & Trust Co.
       220 Market Avenue South
       P. O. Box 24190
       Canton, OH 44701

Company or Executive may, by notice given to the other from time to time and at any time, designate a different address for making payments required to be made, and for the giving of notices or other communications required or permitted to be given, to the party designating such new address.





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SECTION 11 - PAYROLL TAXES.

Any payment required or permitted to be made or given to Executive under this Agreement shall be subject to the withholding and other requirements of applicable laws, and to the deduction requirements of any benefit plan maintained by Company in which Executive is a participant, and to all reporting, filing and other requirements in respect of such payments, and Company shall use its best efforts promptly to satisfy all such requirements.

SECTION 12 - GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

SECTION 13 - DUPLICATE ORIGINALS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall constitute a single instrument.

SECTION 14 - CAPTIONS.

The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretations, construction or meaning and are in no way to be construed as a part of this Agreement.

SECTION 15 - SEVERABILITY.

If any provision of this Agreement or the application of any provision to any person or any circumstances shall be determined to be invalid or unenforceable, such provision or portion thereof shall nevertheless be effective and enforceable to the extent determined reasonable. Such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of Company and Executive that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provisions unenforceable, then the provisions shall have the meaning which renders it enforceable.





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SECTION 16 - NUMBER AND GENDER.

When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

SECTION 17 - SUCCESSOR AND ASSIGNS.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of Company; provided, however, that Company may not assign this Agreement or any of its rights or obligations hereunder to any party other than a corporation which succeeds to substantially all of the business and assets of Company by merger, consolidation, sale of assets or otherwise. This Agreement shall inure to the benefit of and be binding upon the successor and assigns (including successive, as well as immediate, successors and assigns) of Executive; provided, however, that the right of Executive under this Agreement may be assigned only to his personal representative or trustee or by will or pursuant to applicable laws of descent and distribution.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on and to be effective on January 4, 1999

In the Presence of:


/s/ Sandi K. Bennett                       /s/ Scott E. Dodds
--------------------                       -------------------------
                                           Scott E. Dodds, Executive

/s/ Roger L. Mann
--------------------

In the Presence of:
(as to both signatures)



/s/ Sandi K. Bennett                       /s/ Donald W. Schneider
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                                           Donald W. Schneider, Chairman


/s/ Roger L. Mann                          /s/ Robert M. Sweeney
--------------------                       -------------------------
                                           Robert M. Sweeney, Secretary

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